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                                   EXHIBIT 11


              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

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

                                                                                               June 30,
                                                                                               --------
                                                                                    2001                       2000  (1)
                                                                                    ----                       ----

Net Earnings (in thousands)                                                          $74                       $171

  Basic earnings per share:
    Weighted average shares outstanding                                          859,625                    859,625


    Less unearned employee stock ownership plan shares                          (35,273)                   (42,747)

    Less shares repurchased                                                    (311,215)                  (242,530)

    Average option shares granted                                                      0                          0

    Less assumed purchase of shares using treasury method                              0                          0
                                                                                      --                          -

  Common and common equivalent shares outstanding                                513,137                    574,348
                                                                                 -------                    -------

  Earnings per common share - basic                                                $0.14                      $0.30
                                                                                   -----                     ------

  Diluted earnings per share:
    Weighted average shares outstanding                                          859,625                    859,625

    Less unearned employee stock ownership plan shares                          (35,273)                   (42,747)

    Less shares repurchased                                                    (311,215)                  (242,530)

    Average option shares granted  (2)                                                 0                          0

    Less assumed purchase of shares using treasury method                              0                          0
                                                                                      --                          -

  Common and common equivalent shares outstanding                                513,137                    574,348
                                                                                 -------                    -------

  Earnings per common share - diluted                                              $0.14                     $0.30
                                                                                   -----                     ------

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(1)      See page 8 for Earnings per Share
(2)      Option price exceeds market price







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